Exhibit 99.1

Intel Corporation

2200 Mission College Blvd.

Santa Clara, CA 95054

CONTACTS:	Amy Kircos	Mark Henninger
Media Relations	Investor Relations
480-552-8803	408-653-9944
amy.kircos@intel.com	mark.h.henninger@intel.com

Intel to Publish CFO Commentary Prior to Quarterly

Earnings Conference Call

SANTA CLARA, Calif., Oct. 12, 2009 – As a supplement to its earnings report, Intel Corporation will publish a commentary about its quarterly results by Stacy J. Smith, vice president and chief financial officer.

The commentary will provide detail that has previously been disclosed during the conference call, reducing the time spent on prepared remarks and allowing for more interactive questions and answers with senior management.

The commentary will be posted at 1:30 p.m. PDT on Oct. 13, after the earnings press release, and will be available at www.intc.com. Intel’s earnings conference call will be publicly webcast at 2:30 p.m. PDT on Oct. 13 and can be viewed at www.intc.com.

Intel [NASDAQ: INTC], the world leader in silicon innovation, develops technologies, products and initiatives to continually advance how people work and live. Additional information about Intel is available at www.intel.com/pressroom and blogs.intel.com.

Intel and the Intel logo are trademarks of Intel Corporation in the United States and other countries.

*Other names and brands may be claimed as the property of others.